Exhibit 99.2

PERSTORP UK LTD.

Interim Financial Statements
for the period ended 30 September 2018

Company Registered Number: 2715398

PERSTORP UK LTD.

Income statement
for the period ended 30 September 2018

	Note	Sept 2018 £'000	Sept 2017 £'000
Revenue	3	96,817	87,093

Cost of sales		(57,747)	(54,296)

Gross Profit		39,070	32,797

Distribution Costs		(12,463)	(11,565)
Administration expenses		(5,112)	(4,577)
Other operating (expense)/income		148	(853)

Operating profit		21,643	15,802

Finance income	5	183	4,323
Finance costs	6	(9,002)	(8,110)
Profit/(loss) before tax		12,824	12,015

Income tax (charge)/credit - Current	7	(561)	(435)
Income tax (charge)/credit - Deferred	7	(1,927)	(429)

Profit/(loss) for the year		10,336	11,151

The notes on pages 4 to 16 are an integral part of these financial statements.

The company incurred no other comprehensive income/expense in either year other than amounts included in the Income Statement above, and therefore no separate Statement of Comprehensive Income has been presented.

PERSTORP UK LTD.

Balance sheet as at 30 September 2018

	Note	Sept 2018 £'000	Restated* Dec 2017 £'000
Assets
Non-current Assets
Tangible assets
Property, plant, and equipment	8	57,828	54,694

Intangible assets
Goodwill	9	26,186	26,186
Customer relationships	9	727	2,361
REACH cost	9	590	586
Total Intangible assets		27,503	29,133

Deferred income tax assets		3,069	4,678
Total non-current assets		88,400	88,505

Current assets
Inventories		6,693	7,412
Trade and other receivables	10	51,221	37,357
Total current assets		57,914	44,769

Liabilities
Current liabilities
Trade and other payables	11	(14,946)	(16,623)
Obligations under finance leases		(12)	(12)
Borrowings	12	(3,541)	(1,342)
Total current liabilities		(18,499)	(17,977)

Net current assets		39,415	26,792

Non-current liabilities
Borrowings	12	(85,017)	(83,153)
Deferred income tax liabilities		(4,457)	(4,139)
Total non-current liabilities		(89,474)	(87,292)

Net assets		38,341	28,005

Equity attributable to owners of the parent
Share capital		29,702	29,702
Accumulated profit/(losses)		8,639	(1,697)

Total equity		38,341	28,005
* Please refer to note 1 for details.
The notes on page 4 to 16 are an integral part of these financial statements.
The financial statements on pages 1 to 16 were authorised for issue by the board of directors on 8 February 2019 and were signed on its behalf.

/s/ P Shelly            /s/ Magnus Heimburg
Managing Director        Chief Financial Officer
Perstorp UK Ltd.            Perstorp Holding AB
Company Registered Number: 2715398

PERSTORP UK LTD.

Statement of changes in equity for the period ended 30 September 2018

	Share Capital £'000	Accumulated Losses £'000	Total equity £'000
At 1 January 2017	29,702	(15,377)	14,325
Profit for the financial period, being total comprehensive income	—	11,151	11,151
At 30 September 2017	29,702	(4,226)	25,476

At 1 January 2018	29,702	(1,697)	28,005
Profit for the financial period, being total comprehensive income	—	10,336	10,336
At 30 September 2018	29,702	8,639	38,341

Cash flow statement
for the period ended 30 September 2018

	Note	Sept 2018 £'000	Restated* Sept 2017 £'000
Cash flows from operating activities
Cash generated from operations		22,545	18,325
Interest paid		(4,939)	(5,437)
Income tax paid		(1,090)	—
Income tax received		38	41
Net cash generated from operating activities		16,554	12,929

Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets		(7,097)	(3,277)
Interest received		91	25
Net cash (used in)/generated from investing activities		(7,006)	(3,252)

Cash flows from financing activities
Increase/(decrease) in amounts owed from/to group companies in relation to cash pooling arrangement		(9,548)	(9,677)
Repayments of loan borrowings		—	—
Net cash used in financing activities		(9,548)	(9,677)

Net increase/(decrease) in cash and cash equivalents		—
Cash and cash equivalents at beginning of the period		—

Cash and cash equivalents at end of the period		—
* Please refer to note 1 for details.

PERSTORP UK LTD.

NOTES TO THE FINANCIAL STATEMENTS

1     Summary of Significant accounting policies

Perstorp UK Ltd. is a private limited company incorporated and domiciled in the United Kingdom, and is registered in England and Wales. The company is limited by shares. The company’s registered address is Perstorp UK Ltd., Baronet Road, Warrington, Cheshire, WA4 6HA, UK.

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

1.1     Basis of preparation

These condensed interim financial statements for the nine months ended 30 September 2018 have been prepared in accordance with lAS 34, 'Interim financial reporting’, as issued by the IASB. The condensed interim financial statements should be read in conjunction with the annual financial statements for the year ended 31 December 2017, which have been prepared in accordance with IFRSs as issued by the lASB.

The preparation of financial statements in conformity with IFRSs requires the use of a number of significant accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 2.

Sale of business
The Company’s owners, Perstorp AB, are in the process of completing the sale of the Company to Ingevity Corporation. These financial statements have been prepared in anticipation of that sale.

Going concern
As described above, the Company’s owners, Perstorp AB, are in the process of completing the sale of the Company to Ingevity Corporation. The Company has received a letter from Perstorp AB confirming that they will provide adequate financial support as required to enable the Company to continue discharge its liabilities in the normal course of business for at least twelve months from the date of approval of these financial statements or until the sale of the Company completes. The Company has also received a letter of financial support from Ingevity Corporation confirming that, in the event the sale of the Company is completed, they will provide adequate financial support as required to enable the Company to continue to discharge its liabilities in the normal course of business for at least twelve months from the date of approval of these financial statements. Therefore, these financial statements have been prepared on a going concern basis.

Restatement

During the preparation of these financial statements, management noted that in the UK statutory accounts, amounts that had been previously shown as cash and cash equivalents (2018 £38.2m, 2017 £28.6m) should have been presented as amounts due from group undertakings (Note 10). The impact of this error is therefore that cash and cash equivalents as of 30 September 2018 and 31 December 2017 are now nil and trade and accounts receivables increased by these amounts. In 2018 this has resulted in restated outflows of £9.5m amounts owed from/to group companies in relation to cash pooling arrangements, recognised within financing activities on the statement of cash flows, (September 2017 £9.7m outflows).

1.2     Recent Account Developments
(a) New standards amendments and interpretations to existing standards.
On 1 January 2018 the Company adopted IFRS 9 ‘Financial Instruments’, which replaced lAS 39 ‘Financial Instruments - Recognition and Measurement’. The Group has not restated comparative information for prior periods as the impact of adoption is wholly immaterial.
• Classification and Measurement: There have been no changes to the classification or measurement of the
Company's financial assets or liabilities.
• Impairment: From 1 January 2018 the Company implemented an expected credit loss impairment model for financial assets. For trade receivables, our calculation methodology has been updated to consider expected losses based on ageing profile and shared credit risk characteristics. The impact of the adoption has resulted in a reduction to brought forward retained earnings of £114k. This adjustment has not been recorded as the amount is immaterial.

PERSTORP UK LTD.

The adoption of IFRS 15 Revenue from Contracts with Customers from 1 January 2018 resulted in the company adopting the 5 step model to test when revenue should be recognised in accordance with the new standard. This resulted in no changes to the amounts of revenue recognised in the financial statements.

(b) New standards amendments and interpretations not yet adopted.
IFRS 16 ‘Leases’ has been issued by the IASB but is not yet adopted by the Company. It is effective from 1 January 2019. Our work on implementing the new lease model prescribed is progressing as planned, and we continue to consider the impact of the standard on the Company’s results and financial position which we do not expect to be material.

1.3     Segment reporting

The company’s operations are fully integrated. All products are sold to customers at a level far removed from the end user via automakers, coatings producers and so forth. The same product can often be used for a wide spectrum of different applications.

The chief operating decision maker, defined as the directors, make decisions based on the underlying management data, which is the data presented in the financial statements. The directors consider the operations of the entity to represent one trading segment and therefore a segmental analysis has not been disclosed.

1.4     Intangible assets

Goodwill comprises the amount by which the acquisition value exceeds the fair value at the date of acquisition of the identifiable net assets acquired. Goodwill is reported as an intangible asset. Goodwill is not amortised but tested annually for impairment, or when there is a triggering event.

Other intangible assets were recognised at fair value as part of the acquisition by the Company of the Caprolactones business from Solvay in January 2008.

Intangible assets (excluding goodwill) are reported at their acquisition value/purchase cost less accumulated amortisation. The acquisition value/purchase cost is linearly amortised in order to divide the cost over the life span of the intangible asset which have been determined to be:

Customer relationships	9-11 years
Non-compete agreement	6 years
Registration, Evaluation, Authorisation and Restriction of Chemicals (REACH) Registration	20 years

Assets with an indeterminate useful life, such as goodwill, are not depreciated or amortised but are subject to annual testing of impairment requirements. Assets with a determined useful life are assessed for a reduction in value whenever events or changes in conditions indicate that the book value may not be recoverable. Impairment is recognised in the amount by which the asset’s book value exceeds its recoverable value and it will be immediately reported as an expense. Impairment is never recovered for goodwill.

1.5     Property, plant and equipment

Property, plant and equipment is reported at cost less accumulated depreciation. The cost includes expenses that are directly attributable to the acquisition of the asset. Additional costs are added to the asset’s reported value or are reported as a separate asset, depending upon which is appropriate, but only if it is probable that the future economic benefits associated with the asset accrue to the company and the cost can be measured reliably. All other forms of expenses for repair and maintenance are reported as costs in the income statement during the period they arise.

Straight line depreciation is applied based on the assets acquisition value and estimated useful life. The following depreciation periods are used:

Buildings	10-25 years
Plant and equipment	1-20 years
Land is not depreciated

PERSTORP UK LTD.

The residual value and useful life of assets are reviewed and adjusted if appropriate at each balance sheet date. Assets are impairment tested when external or internal circumstances dictate such impairment testing, and are adjusted as necessary. An asset's book value is immediately impaired to its recoverable amount if the asset's book value exceeds its estimated recoverable amount.

Gains and losses on divestment are determined by comparing the sales proceeds and the book value and are reported in the income statement under the headings of other operating income or other operating expenses.

1.6     Inventories

Raw materials, supplies and goods purchased for resale are valued at purchase cost. Finished goods are valued at the cost of production. The cost of production comprises the direct cost of materials, direct manufacturing expenses, appropriate allocations of material and manufacturing overheads, and an appropriate share of the depreciation and write-downs of assets used for production. It includes the share of expenses for company pension plans and discretionary employee benefits that are attributable to production. Administrative costs are included where they are attributable to production. Inventories are valued using the weighted-average cost method. Costs and overheads allocated are based on normal operating activity.

If the purchase or production cost is higher than the net realisable value, inventories are written down to net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

1.7     Income Tax

Reported taxes in the income statement include current tax, adjustment of prior year current tax and changes in deferred tax. The calculation of tax and the assessment of all current and deferred tax liabilities and receivables are made in accordance with the UK tax regulations and tax rates that have been substantially enacted.

Deferred income tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax assets are only reported when it is probable that future taxable profit will be available against which the temporary differences can be utilised.

1.8     Foreign currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity operates ("the functional currency”). The financial statements are presented in Sterling (£000s) which is the company’s functional and presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Translation differences are recognised in profit or loss.

1.9     Revenue recognition

Revenue from the sales of goods are recognised when control of the products has transferred, in accordance with the sales agreement. For the majority of sales, the control of products is transferred when goods reach the nearest shipping port to the company. Reported revenue is the fair value of what has been received or will be received for sold goods and services within the company’s business with deductions for VAT, discounts and returns.

IFRS 15 replaces the provisions of lAS 18 and lAS 11 that relate to revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers.

The adoption of IFRS 15 Revenue from Contracts with Customers from 1 January 2018 resulted in changes in accounting policies, but no adjustments to the amounts recognised in the financial statements. The new accounting policies are set out above.

PERSTORP UK LTD.

1.10     Leased assets

Assets held under finance leases where substantially all the benefits and risks of ownership are transferred to the company, are capitalised as property, plant and equipment in the balance sheet and are depreciated over the useful economic life of the asset or the term of the lease, whichever is shorter. At the commencement of the lease term, finance leased assets and liabilities are recognised at the higher of the present value of minimum lease payments or the fair value of the leased asset, both determined at the inception of the lease. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals in respect of operating leases, under which substantially all the benefits and risks of ownership remain with the lessors, are charged to the profit and loss account on a straight line basis over the period of the lease.

1.11      Pension costs

The company has defined-contribution pension plans. The characteristic of a defined-contribution pension plan is that the company pays a fixed contribution to a separate legal entity. After the premium is paid the company has no other legal or informal obligations to pay additional amounts. Therefore there are no provisions or contingent liabilities in the balance sheet for the pension plans.

1.12     Remuneration for redundancy

Remuneration is paid for redundancy when an employee’s employment is terminated before normal retirement or when the employee accepts voluntary redundancy and expensed in the income statement during the period in which the cost is incurred.

1.13     Trade receivables

The company holds the trade receivables with the objective of collecting the contractual cash flows, and so it recognises them initially at fair value, and measures them subsequently at amortised cost using the effective interest method, less provision for impairment. Due to the short-term nature of the trade receivables, their carrying amount is considered to be the same as their fair value.

The company applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for all trade receivables. Details about the company’s impairment policies and the calculation of the loss allowance are provided in note 1.2 (a).

The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the Income Statement within ‘administrative costs’. When a trade receivable is uncollectable, it is written off against the allowance account for trade receivable.

1.14     Trade payables

Trade payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest method.

1.15     Borrowings

Borrowings are recognised initially at fair value, net of transactions costs, and subsequently at amortised cost using the effective interest method. Borrowing expenses are reported in the income statement based upon the period to which they relate, including borrowing costs. Borrowings are classified as interest-bearing long-term or short-term liabilities in the balance sheets depending upon the due date.

1.16     Share capital

Ordinary share capital is treated as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction from the proceeds.

1.17     Cash and cash equivalents

Cash and cash equivalents include cash and bank balances and other short-term investments maturing within three months and that can easily be converted into cash.

PERSTORP UK LTD.

2 Significant estimates and judgements made

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

2.1     Critical accounting estimates and assumptions

The group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

Impairment testing of goodwill: The Company tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 1.4. The recoverable amounts of cash-generating units (CGUs) have been determined based on value-in-use calculations. These calculations require the use of estimates such as growth forecasted in revenue, the marginal contribution of sales, and discount rate.

Valuation of deferred tax assets: The deferred tax assets are in relation to carry-forward tax losses, The Company has concluded that the deferred assets will be recoverable, using the estimated future taxable income based on the approved business plans and budgets.

3     Revenue

	Sept 2018 £'000	Sept 2017 £'000

Net External Sales of Goods	71,074	60,634
Sales of Goods to Related Parties	25,743	26,459

Total revenue	96,817	87,093

4    Profit/(loss) before tax

	Sept 2018 £'000	Sept 2017 £'000
Profit/(loss) before income tax is stated after charging:
Depreciation of property plant and equipment	3,933	4,435
Staff costs	4,533	4,197
Amortisation of intangible assets	1,661	1,671
Auditors' remuneration for audit services - UK	26	25
Operating lease rentals:
Land and buildings	83	83
Plant and machinery	83	74

5     Finance Income

	Sept 2018 £'000	Sept 2017 £'000
Gains on translation of foreign currency denominated loans	—	4,298
Gains on translation of foreign currency bank accounts	91	—
Bank interest receivable	92	25

Total	183	4,323

PERSTORP UK LTD.

6     Finance costs

	Sept 2018 £'000	Sept 2017 £'000
Interest on bank borrowings	—	(6)
Interest expense on current liabilities	(451)	(460)
Interest on loans from related parties	(6,677)	(7,059)
Losses on translation of foreign currency denominated loans	(1,864)	—
Losses on translation of foreign currency bank accounts	—	(578)
Bank charges	(10)	(7)
Total	(9,002)	(8,110)

7     Income tax charge/(credit)

Analysis of charge/(credit) for the period all relating to continuing operations	Sept 2018 £'000	Sept 2017 £'000

Current tax
Corporation Tax charge	(561)	(435)

Deferred Income tax
Current year	(1,927)	(429)

Income tax charge/(credit)	(2,488)	(864)

The effective tax rate used was 18% for 2018 (19% for 2017).

8     Property, plant and equipment

	Land £'000	Buildings £'000	Plant and equipment £'000	Total £'000
Cost At 1 January 2018/ 31 December 2017	1,187	5,428	92,768	99,383
Additions	—	—	7,067	7,067
Disposals	—	—		—
At 30 September 2018	1,187	5,428	99,835	106,450
Accumulated depreciation At 1 January 2018/ 31 December 2017	—	(1,783)	(42,906)	(44,689)
Charge for the period	—	(187)	(3,746)	(3,933)
Disposals	—	—	—	—
At 30 September 2018	—	(1,970)	(46,652)	(48,622)
Net Book Value At 31 December 2017	1,187	3,645	49,862	54,694
At 30 September 2018	1,187	3,458	53,183	57,828

No borrowing costs have been capitalised on additions in 2018 and 2017.

PERSTORP UK LTD.

Depreciation has been charged in the income statement as follows:

	Sept 2018 £'000	Sept 2017 £'000
Cost of goods sold	3,933	4,435
	3,933	4,435

9     Intangible assets

	Goodwill £'000	Customer relationships £'000	Non-compete agreement £'000	REACH costs £'000	Total £'000
Cost At 1 January 2018/31 December 2017	26,186	25,551	—	709	52,446
Additions	—	—	—	31	31
At 30 September 2018	26,186	25,551	—	740	52,477
Accumulated amortisation At 1 January 2018/31 December 2017	—	(23,190)	—	(123)	(23,313)
Charge for the period	—	(1,634)	—	(27)	(1,661)
At 30 September 2018	—	(24,824)	—	(150)	(24,974)
Net book value At 1 December 2017	26,186	2,361	—	586	29,133
At 30 September 2018	26,186	727	—	590	27,503

The cost of amortisation of Intangible assets for the year of £1,661k (September 2017: £1,671k) has been included within distribution costs in the income statement.

Following the acquisition of the Caprolactones business from Solvay in January 2008, a fair value was established for both the customer relationships of the Caprolactones business and a non-compete agreement with the Solvay group. Both of these intangible assets are amortised on a straight-line basis over a period of 9-11 years for customer relationships and 6 years for the non-compete agreement. The non-compete agreement was fully written down in the prior years.

The directors and management have considered and assessed reasonably possible changes for key assumptions above and have not identified any instances that could cause the carrying amount of the CGU to exceed its recoverable amount.

10     Trade and other receivables

	Sept 2018 £'000	Restated Dec 2017 £'000
Trade receivables	5,740	3,858
Prepayments	879	190
Receivables from related parties	4,012	3,884
Corporation Tax	10	—
Amounts due from group undertakings	38,203	28,562
VAT	2,100	782
Emission Allowances (EUETS)	277	81
Total	51,221	37,357

PERSTORP UK LTD.

The receivables from related parties are settled 30 days from invoice date and are subject to the intercompany netting process.

Analysis of trade receivables	Sept 2018 £'000	Dec 2017 £'000
Not due receivables	5,648	3,677
Due receivables:
1-10 days	180	216
11-30 days	4,061	3,856
31-60 days	(67)	122
61-90 days	(42)	(175)
91 days >	(28)	46
Total trade receivables	9,752	7,742

The intercompany receivables contains an amount of £38.2m which relates to cash pooling arrangements within the Perstorp group. In the UK statutory accounts this amount has been shown in the past as part of the cash and cash equivalents (2017 £28.6m).

IFRS 9 replaces the provisions of lASB 39 that relate to the recognition, classification and measurement of financial assets and financial liabilities, derecognition of financial instruments, impairment of financial assets and hedge accounting. The adoption of IFRS 9 Financial Instruments from 1 January 2018 resulted in changes in accounting policies and adjustments to the amounts recognised in the financial statements. The new accounting policies are set out in note 1. In accordance with the transitional provisions in paragraph 7.2.15 and 7.2.26 of IFRS 9, comparative figures have not been restated.

Perstorp UK’s financial assets comprise of trade receivables from sales of inventory.

The company applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for all trade receivables.

To measure the expected credit losses, trade receivables have been grouped based on days past due and shared credit risk characteristics. On that basis, the loss allowance as at 30 September 2018 and 31 December 2017 was determined as follows for trade receivables:

30 September 2018	Net £'000	Expected Loss Rate	Lifetime Loss £'000
Current	5,648	0.18%	10
Due 1-5 Days	144	0.40%	1
Due 6-10 Days	97	2.00%	2
Due 11-30 Days	257	4.00%	10
Due 31-60 Days	6	8.00%	—
Due 61-90 Days	—	16.00%	—
Due 91-180 Days	—	32.00%	—
Due > 180 Days	51	64.00%	33
Less Credit Notes	(463)
Total	5,740		56

PERSTORP UK LTD.

31 December 2017	Net £'000	Expected Loss Rate	Lifetime Loss £'000
Current	4,114	0.18%	7
Due 1-5 Days	221	0.40%	1
Due 6-10 Days	6	2.00%	—
Due 11-30 Days	56	4.00%	2
Due 31-60 Days	204	8.00%	16
Due 61-90 Days	2	16.00%	—
Due 91-180 Days	270	32.00%	86
Due > 180 Days	—	64.00%	—
Less Credit Notes	(1,015)		—
Total	3,858		112

The loss allowance is £56k for trade receivables during the nine months to 30 September 2018 the increase would have been £56k lower under the incurred loss model of IAS 39.

Trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, significant financial difficulties of the counterparty, probability that the counterparty will enter bankruptcy or financial reorganisation, and default or delinquency in payments.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above. The company does not hold any collateral as security.

The fair values of trade and other receivables do not differ from the values shown above.

11     Trade and other payables

	Sept 2018 £'000	Dec 2017 £'000
Trade payables	10,526	11,574
Amounts due to related parties	2,249	2,548
Corporation Tax	—	482
Other tax and social security	141	140
Accrued expenses	2,030	1,879
Total	14,946	16,623

The fair values of trade and other payables do not differ from the values shown above.
The amounts due to related parties are unsecured, interest free and are payable on demand.

PERSTORP UK LTD.

12     Borrowings

	Sept 2018 £'000	Dec 2017 £'000
Current borrowings

Accrued interest due to related parties - Perstorp Financial Services AB	3,541	1,342
Closing Balance	3,541	1,342
Non-current borrowings:

Borrowings from related parties - Perstorp Financial Services AB	85,017	83,153
Closing Balance	85,017	83,153
Total borrowings	88,558	84,495

The total assets of the company have been pledged as security for the loans in addition to other pledged assets within the group. There have been no defaults during the period of principal, interest or redemption terms of the loans payable. The current borrowings are on a rolling facility and will be extended if necessary.

Currency composition and interest rates of borrowings Sept 2018:	Amount in currency '000s	Sterling equivalent £'000	Effective interest rate (%)
Borrowings from related parties:
Loan denominated in EUR owed to ultimate parent company	31,182	27,734	6.72%
Loan denominated in USD owed to ultimate parent company	74,857	57,283	8.40%
Total	106,039	85,017

Currency composition and interest rates of borrowings Dec 2017:	Amount in currency '000s	Sterling equivalent £'000	Effective interest rate (%)
Borrowings from related parties:
Loan denominated in EUR owed to ultimate parent company	31,182	27,659	9.88%
Loan denominated in EUR owed to ultimate parent company	74,857	55,494	12.02%
Total	106,039	83,153

The loans of the company are arranged within the group facility on market terms.

The carrying value of borrowings as of the balance sheet date is not materially different from the fair value.

13     Related party transactions

Perstorp UK Ltd is 100% owned by Perstorp Holding AB, which is 100% owned by Luxembourg based Financiere Foret S.A.R.L.

Sales of services are made on a cost plus basis for sales, marketing and administration services.

Royalties are incurred on patents and trademarks owned by the immediate holding company and they are charged at a market rate. Services are purchased from related parties on a cost plus basis. Management, sales, marketing, legal, technical and administration services are purchased.

All intercompany sales and purchases are subject to the company netting process, paid 30 days from date of invoice.

PERSTORP UK LTD.

The following balances were held with related parties at the end of the period:

	Sept 2018 £'000	Dec 2017 £'000
Receivables from related parties:
Fellow subsidiary company	3,975	3,878
Immediate parent company	37	6
	4,012	3,884
Payables to related parties:
Fellow subsidiary company	339	348
Immediate parent company	1,869	2,144
Ultimate parent company	41	56
	2,249	2,548

In addition to the above balances, there are borrowings from related parties which are disclosed in note 12.

The following transactions were carried out with related parties during the year:

	Sept 2018 £'000	Sept 2017 £'000
Sales of goods:
Fellow subsidiary company	25,691	26,458
	25,691	26,458
Recharge of services:
Fellow subsidiary company	258	190
Immediate parent company	338	56
	596	246

	Sept 2018 £'000	Sept 2017 £'000
Purchase of goods:
Fellow subsidiary company	1,044	832
	1,044	832
Purchase of services:
Fellow subsidiary company	1,072	834
Immediate parent company	4,330	4,207
Ultimate parent company	201	183
	5,603	5,224
Royalties payable:
Immediate parent company	6,239	5,505
	6,239	5,505
Interest payable:
Fellow subsidiary company	6,677	7,059
	6,677	7,059

PERSTORP UK LTD.

14     Ultimate parent company

The company is a wholly owned subsidiary undertaking of Perstorp AB, incorporated in Sweden. The largest and smallest group of which Perstorp UK Ltd. is a member is that headed by Perstorp Holding AB, which is the ultimate parent company. Perstorp Holding AB is incorporated in Sweden and is controlled by the French private equity firm, PAI Partners, which owns close to 100% of the shares in Luxembourg based Financiere Foret S.A.R,L, which in turn owns 100% of the shares in Perstorp Holding AB. PAl Patners, which is an unincorporated partnership, is considered by the directors to be the ultimate controlling company.

15     Reconciliation of profit /loss before tax to net cash flow from operations

	Sept 2018 £'000	Sept 2017 £'000
Profit/(loss) before tax	12,824	12,015

Adjustments for:
Depreciation	3,933	4,436
Amortisation of intangible assets	1,661	1,671
(lncrease)/Decrease in inventories	718	(2,398)
(Increase) in trade and other receivables	(4,213)	(5,745)
Increase in trade and other payables	(1,459)	4,600

Income tax due included in Debtors	—	(41)
Income tax due included in Creditors	262	—
Finance income	(183)	553
Finance costs	9,002	3,234
Cash generated from operations	22,545	18,325

16     Post Balance Sheet Events

On 10 December 2018, it was announced that Perstorp UK Ltd was being sold to Ingevity Corporation.